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                                                                                    EXHIBIT 11

THE FIRST YEARS INC.
(FORMERLY KIDDIE PRODUCTS, INC.)

PRIMARY NET INCOME PER SHARE AND FULLY DILUTED NET INCOME PER SHARE
----------------------------------------------------------------------------------------------

                                                                     YEAR ENDED DECEMBER 31
                                                                       1995          1994
PRIMARY NET INCOME PER SHARE:

  Net income available for common shares and common stock
    equivalent shares                                              $3,724,493     $2,989,374
                                                                   ==========     ==========

  Primary net income per share                                     $     0.80     $     0.66
                                                                   ==========     ==========

SHARES USED IN COMPUTATION:

  Weighted average common shares outstanding                        4,507,058      4,497,244

  Common stock equivalents - options                                  156,433         53,450
                                                                   ----------     ----------

Total common stock and common stock equivalent dilutive shares      4,663,491      4,550,694
                                                                    =========      =========

FULLY DILUTED NET INCOME PER SHARE:

  Net income available for common shares and common stock
    equivalent shares                                              $3,724,493     $2,989,374
                                                                   ==========     ==========

  Fully diluted net income per share                               $     0.80     $     0.65
                                                                   ==========     ==========

SHARES USED IN COMPUTATION:

  Weighted average common shares outstanding                        4,507,058      4,497,244

  Common stock equivalents - options                                  166,595         71,726
                                                                   ----------     ----------
Total common stock and common stock equivalent dilutive shares      4,673,653      4,568,970
                                                                   ==========     ==========

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                                    IV-18